Exhibit 77(q)

                                    Exhibits


(a)(1) Amendment No. 18 dated January 19, 2006 to the Trust Instrument dated July 15, 1999 with regard to the establishment of ING GET U.S. Core Portfolio 13 and ING GET U.S. Core Portfolio 14 - Filed as an Exhibit to Post-Effective Amendment No. 26 to the Registrant's Registration Statement on Form N-1A filed June 13, 2006 and incorporated herein by reference.

(e)(1) Amended Schedule A to the Amended and Restated Management Agreement, dated January 19, 2006, between ING Variable Insurance Trust and ING Investments, LLC regarding ING GET U.S. Core Portfolio, Series 1 through 14 and ING VP Global Equity Dividend Portfolio - filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on Form N-1A on April 27, 2006 and incorporated herein by reference.

(e)(2) Amendment to the Amended and Restated Management Agreement dated January 19, 2006 between ING Variable Insurance Trust and ING Investments, LLC - filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on Form N-1A on April 27, 2007 and incorporated herein by reference.

(e)(3) First Amendment dated December 15, 2006 to the Sub-Advisory Agreement dated September 27, 2005 between ING Investments, LLC and ING Investment Management Advisors B.V. - filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on Form N-1A on April 27, 2007 and incorporated herein by reference.

(e)(4) Third Amendment dated December 15, 2006 to the Sub-Advisory Agreement dated September 27, 2005 between ING Investments, LLC and ING Investment Management Co. - filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant's Registration Statement filed on Form N-1A on April 27, 2007 and incorporated herein by reference.